EXHIBIT 10.3

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS Intellectual property SECURITY AGREEMENT (this “Agreement”), dated as of June 25, 2019, by Jacksam Corporation, a Nevada corporation (the “Grantor”), in favor of L1 Capital Global Opportunities Master Fund, as agent (the “Agent”), for the benefit of the Secured Lenders referred to below.

WHEREAS:

A. Reference is made to that certain Security Agreement, dated the date hereof (the “Security Agreement”), entered into by and among the Grantor, the other “Guarantors” party thereto, the Agent and the other Secured Lenders (as defined in the Security Agreement), which secures certain now existing and future arising obligations owing to the Secured Lenders under the Transaction Documents (as defined in the Purchase Agreement (as defined below)), as provided in the Security Agreement;

B. Pursuant to the Security Agreement and that certain Securities Purchase Agreement, dated the date hereof (the “Purchase Agreement”), entered into between the Grantor and the Secured Lenders, the Grantor is required to execute and deliver to the Agent this Agreement;

C. Pursuant to the terms of the Security Agreement, the Grantor has granted to the Agent, for the benefit of the Secured Lenders, a security interest in substantially all the assets of the Grantor, including all right, title and interest of the Grantor in, the IP Collateral (as defined below); and

D. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed thereto in the Transaction Documents (as defined in the Purchase Agreement).

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantor hereby grants to the Agent, for the benefit of the Secured Lenders, to secure the Obligations (as defined in the Security Agreement), a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired:

1. Each United States and foreign trademark and trademark application, including, without limitation, each United States federally registered trademark and trademark application referred to in Schedule 1 annexed hereto, together with any extensions or renewals thereof and all goodwill associated therewith;

2. Each trademark license, including, without limitation, each trademark license listed in Schedule 1 annexed hereto, together with all goodwill associated therewith;

3. All products and royalties, fees, income, payments and other proceeds of the foregoing items 1 through 2, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement, misappropriation, dilution, violation or other impairment of any trademark, including, without limitation, any trademark referred to in Schedule 1 annexed hereto, any trademark issued pursuant to a trademark application referred to in Schedule 1 annexed hereto and any trademark licensed under any trademark license listed in Schedule 1 annexed hereto (items 1 through 3 being herein collectively referred to as the “Trademark Collateral”);

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4. Each United States and foreign patent and patent application, including, without limitation, each United States federally registered patent and patent application referred to in Schedule 2 annexed hereto, together with any reissues, continuations or extensions thereof and all goodwill associated therewith;

5. Each patent license, including, without limitation, each patent license listed in Schedule 2 annexed hereto, together with all goodwill associated therewith;

6. All products and royalties, fees, income, payments and other proceeds of the foregoing items 4 through 5, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement, misappropriation, dilution, violation or other impairment of any patent, including, without limitation, any patent referred to in Schedule 2 annexed hereto, any trademark issued pursuant to a patent application referred to in Schedule 2 annexed hereto and any patent licensed under any patent license listed in Schedule 2 annexed hereto (items 4 through 6 being herein collectively referred to as the “Patent Collateral”);

7. If applicable, each United States and foreign copyright and copyright application, including, without limitation, each United States federally registered copyright and copyright application referred to in Schedule 3 annexed hereto, together with any extensions or renewals thereof and all goodwill associated therewith;

8. If applicable, each copyright license, including, without limitation, each copyright license listed in Schedule 3 annexed hereto, together with all goodwill associated therewith;

9. All products and royalties, fees, income, payments and other proceeds of the foregoing items 7 through 8, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement, misappropriation, dilution, violation or other impairment of any copyright, including, without limitation, any copyright referred to in Schedule 3 annexed hereto, any copyright issued pursuant to a copyright application referred to in Schedule 3 annexed hereto and any copyright licensed under any copyright license listed in Schedule 3 annexed hereto (items 7 through 9 being herein collectively referred to as the “Copyright Collateral”; items 1 through 9 (i.e., the Trademark Collateral, the Patent Collateral and the Copyright Collateral) being herein collectively referred to as the “IP Collateral”).

This security interest is granted in conjunction with the security interests granted to the Agent, for the benefit of the Secured Lenders, pursuant to the Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the security interest in the IP Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

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The Grantor authorizes the Commissioner for Patents, the Commissioner for Trademarks, the Register of Copyrights and any other government officials to record and register this Agreement upon request by the Secured Lenders.

The Grantor shall give the Agent prior written notice of no less than five (5) Business Days before filing any additional application for registration of any trademark and prompt notice in writing of any additional trademark registrations, patent registration or copyright registrations granted therefor after the date hereof. Without limiting the Grantor’s obligations under this paragraph, the Grantor hereby authorizes the Agent unilaterally to modify this Agreement by amending Schedules 1, 2, or 3 to include any future United States registered trademarks, patents, copyrights or applications therefor of the Grantor. Notwithstanding the foregoing, no failure to so modify this Agreement or to amend Schedules 1, 2, or 3 shall in any way affect, invalidate or detract from the Agent’s continuing security interest, for the benefit of the Secured Lenders, in all Collateral, whether or not listed on Schedule 1, 2, or 3.

The Grantor hereby agrees that, anything herein to the contrary notwithstanding, the Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with its trademarks subject to the security interest hereunder.

This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

This Agreement is a Transaction Document (as defined in the Purchase Agreement).

Any and all notices or other communications or deliveries to be provided hereunder by the parties hereto shall be provided in accordance with the notice provisions of the Purchase Agreement.

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This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement and all disputes arising hereunder shall be governed by, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereto agree that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement or any other Transaction Document (as defined in the Purchase Agreement) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement and any other Transaction Document (as defined in the Purchase Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Grantor and the Agent, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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The Grantor has caused this Intellectual Property Security Agreement to be duly executed by its duly authorized officer thereunto as of the date first set forth above.

GRANTOR:

JACKSAM CORPORATION, a Nevada corporation

By:
Name:	Mark Adams
Title:	Chief Executive Officer

Acknowledged:

AGENT:

L1 CAPITAL GLOBAL OPPORTUNITIES MASTER FUND

By:
Name:
Title:

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